Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SkinHealth Systems Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SKINHEALTH SYSTEMS INC.

3600 E. Burnett Street

Long Beach, California 90815

August 12, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 special meeting of stockholders (the “Special Meeting”) of SkinHealth Systems Inc., a Delaware corporation (“SkinHealth,” the “Company,” “we,” or “us”). The Special Meeting will be held on September 22, 2026, at 8:00 a.m. Pacific Time. The Special Meeting will be a completely “virtual” meeting.

The purpose of the Special Meeting is as follows:

1.	To approve an amendment to our Restated Certificate of Incorporation to combine outstanding shares of our Class A Common Stock, par value $0.0001 per share, into a lesser number of outstanding shares, by a ratio of not less than 1-for-5 and not more than 1-for-20, with the exact ratio to be set within this range by our board of directors in its sole discretion (the “Reverse Stock Split Proposal” or “Proposal No. 1”).

2.	To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and voting of proxies in the event that there are insufficient votes in favor of Proposal No. 1 or if there are insufficient shares present to establish a quorum (the “Adjournment Proposal” or “Proposal No. 2”).

Please note that attendance at the Special Meeting will be limited to stockholders as of the close of business on August 3, 2026 (the “Record Date”) (or their authorized representatives) and guests of the Company. If you are a stockholder of record, proof of ownership may be established with a copy of the enclosed proxy card. If you hold your shares in street name through a broker, bank, or other nominee, you will need to provide proof of beneficial ownership as of the Record Date, such as a brokerage statement or a letter from your nominee, and you must follow your nominee’s procedures to obtain a legal proxy if you wish to vote at the Special Meeting. You may wish to refer to the “Questions and Answers About the Proxy Materials and the Special Meeting” section of this proxy statement (the “Proxy Statement”) for information about voting your proxy, including voting at the Special Meeting. If you are unable to attend the Special Meeting, please complete your proxy and return it as soon as possible. If you decide later to attend the Special Meeting, you may revoke the proxy and vote at the Special Meeting.

In accordance with rules and regulations adopted by the Securities and Exchange Commission, we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, on or about August 12, 2026, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and how to vote.

Your vote is important. Whether or not you are able to attend the Special Meeting, we urge you to vote and submit your proxy as promptly as possible by Internet or telephone, or, if you requested and received a printed copy of the proxy materials, by completing, signing, dating, and returning the proxy card. Voting your shares in advance will not prevent you from attending the Special Meeting or voting during the Special Meeting. See “How do I cast my vote if I am a stockholder of record entitled to vote at the Special Meeting?” in the Proxy Statement for more details.

Sincerely,

/s/ Pedro Malha__________________________

Pedro Malha

President, Chief Executive Officer, and Director

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SKINHEALTH SYSTEMS INC.

3600 E. Burnett Street

Long Beach, California 90815

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on September 22, 2026 at 8:00 a.m. Pacific Time

When	September 22, 2026 at 8:00 a.m. Pacific Time.

Where	Virtually at www.virtualshareholdermeeting.com/SKIN2026SM.

Proposal 1

To approve an amendment to our Restated Certificate of Incorporation to combine outstanding shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), into a lesser number of outstanding shares, by a ratio of not less than 1-for-5 and not more than 1-for-20, with the exact ratio to be set within this range by our board of directors (the “Board of Directors”) in its sole discretion (the “Reverse Stock Split”).

The Board of Directors recommends a vote “FOR” this proposal.

Proposal 2

To approve the adjournment of the 2026 special meeting of stockholders (the “Special Meeting”) to a later date or dates, if necessary, to permit further solicitation and voting of proxies in the event that there are insufficient votes in favor of Proposal 1 or if there are not sufficient shares of Class A Common Stock present to establish a quorum.

The Board of Directors recommends a vote “FOR” this proposal.

Who Can Vote	Only owners of record of SkinHealth Systems Inc.’s (the “Company”) issued and outstanding Class A Common Stock as of the close of business on August 3, 2026. Each share of Class A Common Stock is entitled to one vote.

Date of Mailing	A Notice of Internet Availability of the proxy statement and proxy card (collectively, the “Proxy Materials”) was first mailed to stockholders of record entitled to receive notice of the Special Meeting on or about August 12, 2026.

PLEASE PROMPTLY FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. YOU MAY ALSO INSTRUCT THE VOTING OF YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. VOTING BY WRITTEN PROXY, OVER THE INTERNET, OR BY TELEPHONE WILL NOT AFFECT YOUR RIGHT TO VOTE DURING THE SPECIAL MEETING IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND.

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If your shares are held in the name of a third-party brokerage firm, nominee, or other institution, only that third party may vote your shares. In that case, please promptly contact the third party responsible for your account and give instructions on how your shares should be voted.

In accordance with rules and regulations adopted by the Securities and Exchange Commission, we have elected to furnish our Proxy Materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet. It is important that your shares be represented and voted whether or not you plan to attend the virtual Special Meeting. If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions in the Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the Notice or proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for examination by stockholders of record at www.virtualshareholdermeeting.com/SKIN2026SM during the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Pedro Malha
Pedro Malha
President and Chief Executive Officer

Dated August 12, 2026

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SKINHEALTH SYSTEMS INC.

3600 E. Burnett Street

Long Beach, California 90815

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held on September 22, 2026

This proxy statement (the “Proxy Statement”) and proxy card (together with the Proxy Statement, the “Proxy Materials”) are furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of SkinHealth Systems Inc., a Delaware corporation (the “Company,” “we,” “us,” and “our”), for use at the Company’s 2026 special meeting of stockholders (the “Special Meeting”) to be held on September 22, 2026 at 8:00 a.m. Pacific Time, and any postponement or adjournment(s) thereof. This Proxy Statement and related materials were first made available to stockholders of record entitled to receive notice of the Special Meeting on or about August 12, 2026.

Information Concerning Solicitation and Voting

Our Board of Directors is soliciting proxies for the Special Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.

The Company will pay the costs of soliciting proxies from stockholders. Our directors, officers, and regular employees may solicit proxies on behalf of the Company, without additional compensation, personally or by telephone, mail, email, or other means. We may engage a proxy solicitation firm to assist us with the solicitation of proxies for the Special Meeting. In the event the Company retains such a firm, it estimates that the fees of such firm could be up to $20,000, plus out-of-pocket expenses, all of which would be paid by the Company.

Questions and Answers About the Proxy Materials and the Special Meeting

1.	What are Proxy Materials?

A proxy statement is a document that includes information that we are required to provide to you under the rules promulgated by the United States Securities and Exchange Commission (the “SEC”), and is designed to assist you in voting shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) at the Special Meeting. The Proxy Materials include our Proxy Statement and a proxy card or a voting instruction card for the Special Meeting.

This Proxy Statement contains information about the Special Meeting and was prepared by our management. We sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the close of business on August 3, 2026 (the “Record Date”) and made these Proxy Materials and the Notice available online, on or about August 12, 2026, to stockholders of record entitled to receive notice of the Special Meeting. All stockholders may access the Proxy Materials online and download printable versions of the Proxy Materials or request a printed set of the Proxy Materials by following the instructions in the Notice. As a stockholder of record, you are invited to attend our virtual Special Meeting online and are requested to vote on the items of business described in this Proxy Statement.

2.	When are this Proxy Statement and the accompanying materials scheduled to be sent to stockholders?

Under rules adopted by the SEC that allow companies to furnish proxy materials over the Internet, we have elected to provide access to our Proxy Materials over the Internet. Accordingly, on or about August 12, 2026, we sent the Notice to our stockholders of record and beneficial owners as of the Record Date. The Proxy Materials were first made available to stockholders on or about August 12, 2026.

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3.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Continental Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares held in “street name,” and the Notice or Proxy Materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your bank, broker, or other nominee regarding how to vote the shares held in your account, and you are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you obtain a legal proxy from the organization that holds your shares.

4.	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

As permitted by the rules of the SEC, we have elected to furnish our Proxy Materials to stockholders by providing access to those documents on the Internet, rather than mailing printed copies to each stockholder. This process allows us to provide stockholders with the information they need while reducing the environmental impact and the costs associated with the Special Meeting. Most stockholders will not receive printed copies of the Proxy Materials unless they request them. The Notice contains instructions on how to access and review all of the Proxy Materials on the Internet and how to submit a proxy on the Internet. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual Special Meeting, and how to request a paper or email copy of the Proxy Materials at no charge. If you received the Notice and would like to receive a printed copy of the Proxy Materials, you should follow the instructions included in the Notice.

5.	I share an address with another stockholder. Why did we receive only one copy of the Proxy Materials, and how may I obtain an additional copy of the Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy proxy delivery requirements with respect to two or more stockholders sharing the same address by delivering a single set of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize their broker to discontinue mailings of multiple annual reports and Proxy Materials by contacting their broker.

We will promptly deliver to a stockholder who receives one copy of the Notice as a result of “householding” a separate copy of the Notice upon such stockholder’s written or oral request directed to Investor Relations at SkinHealth Systems Inc., 3600 E. Burnett St., Long Beach, CA 90815 or (800) 603-4996.

6.	How do I attend the Special Meeting virtually?

We will host the Special Meeting live online via audio webcast. Any stockholder can attend the Special Meeting live online at www.virtualshareholdermeeting.com/SKIN2026SM. The webcast will start at 8:00 a.m. Pacific Time. Stockholders may vote and submit questions while attending the Special Meeting online. In order to enter the Special Meeting, you will need the 16-digit control number included on your Notice, the instructions that accompanied your Proxy Materials (if you received a printed copy of the Proxy Materials). Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SKIN2026SM. We encourage you to access the Special Meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the Special Meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.

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7.	Why is the Special Meeting a virtual, online meeting?

Our Special Meeting will be a virtual meeting of stockholders conducted via live audio webcast. By conducting our Special Meeting solely online, we eliminate many of the costs associated with a physical meeting. In addition, we believe that hosting a virtual meeting facilitates stockholder attendance and broader participation by enabling stockholders to participate from any location around the world. We believe a virtual meeting also improves our ability to communicate more effectively with our stockholders during the Special Meeting. We have designed the virtual meeting to provide you with the same rights to participate as you would have at an in-person meeting, including providing opportunities to submit questions during the Special Meeting.

8.	When is the record date for the Special Meeting?

The Board of Directors has fixed the close of business on August 3, 2026 as the Record Date for the Special Meeting. Only stockholders of record of our Class A Common Stock as of the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

9.	How many votes can be cast by all stockholders?

There were 130,140,763 shares of our Class A Common Stock outstanding on the Record Date, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each stockholder of record is entitled to one vote for each share of our Class A Common Stock held by such stockholder. There are no cumulative voting rights. None of our shares of undesignated preferred stock or Class B Common Stock were outstanding as of the Record Date.

10.	What items of business will be voted on at the Special Meeting? How does the Board of Directors recommend I vote on these items and what are the voting standards?

Proposal	Voting Options	Vote Required to Adopt Proposal	Effect of Abstentions or Withheld Votes	Effect of “Broker Non-Votes”	Board Recommendation
Proposal 1: To approve an amendment to our Restated Certificate of Incorporation to combine outstanding shares of our Class A Common Stock, into a lesser number of outstanding shares, by a ratio of not less than 1-for-5 and not more than 1-for-20, with the exact ratio to be set within this range by our Board of Directors in its sole discretion.	For, against, or abstain.	The affirmative vote of a majority of the votes cast by stockholders present or represented by proxy at the Special Meeting and entitled to vote on the matter.	No effect.	No effect.	FOR the reverse stock split.

Proposal 2: To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and voting of proxies in the event that there are insufficient votes in favor of Proposal 1 or if there are not sufficient shares present to establish a quorum.	For, against, or abstain.	The affirmative vote of the majority of the votes cast by stockholders present or represented by proxy at the Special Meeting and entitled to vote on the matter.	No effect.	No effect.	FOR the adjournment.

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11.	Who is entitled to vote at the Special Meeting?

Only stockholders of record of our Class A Common Stock at the close of business on the Record Date are entitled to vote at the Special Meeting or at any adjournment or postponement of the Special Meeting. If you are a holder of record of our Class A Common Stock as of the Record Date, you may vote the shares that you held on the Record Date even if you sell such shares after the Record Date. Each stockholder of record is entitled to one vote per share of Class A Common Stock. On the Record Date, there were 130,140,763 shares of Class A Common Stock issued and outstanding.

Registered Stockholders. The Notice was provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals appointed by the Board to act as proxies at the Special Meeting and listed on the proxy card or to vote virtually at the Special Meeting.

Beneficial Stockholders. The Notice was forwarded to you by your broker or nominee. Your broker or nominee is considered the stockholder of record of your shares, and you are considered to hold your shares in “street name”. Beneficial owners are also invited to virtually attend the Special Meeting. However, since you are not a stockholder of record, you may not vote your shares virtually at the Special Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of your proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

12.	How do I cast my vote if I am a stockholder of record entitled to vote at the Special Meeting?

If you are a stockholder of record entitled to vote at the Special Meeting, you can vote your shares by proxy electronically, by telephone or by mail, if you requested and received a printed copy of the Proxy Materials, by following the instructions set forth below:

Voting Electronically. You can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the Proxy Materials).

Voting By Telephone. You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the Proxy Materials).

Voting By Mail. If you have requested and received a printed copy of the Proxy Materials by mail, you may complete, sign, date and return the proxy card or voting instruction form in the postage-paid envelope provided to you by mail to SkinHealth Systems Inc., c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.

Voting at the Special Meeting. Although we encourage you to complete and return a proxy prior to the Special Meeting to ensure that your vote is counted, you can virtually attend the Special Meeting and vote your shares online by visiting www.virtualshareholdermeeting.com/SKIN2026SM. You will need your control number included on your Notice or proxy card (if you receive a printed copy of the Proxy Materials) to be able to vote during the Special Meeting. If you vote by proxy prior to the Special Meeting and also virtually attend the Special Meeting, there is no need to vote again at the Special Meeting unless you wish to change your vote.

The procedures for voting online, by telephone, by mail and virtually at the Special Meeting comply with Delaware law and are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

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Please note that you cannot vote your shares by filling out and returning the Notice. The Notice does, however, include instructions on how to vote your shares.

Proxies submitted over the Internet must be received by 11:59 p.m. Eastern Time, on September 21, 2026. Submitting a proxy authorizes the persons appointed as proxies to vote your shares at the Special Meeting in the manner that you have indicated. The persons named in the form of proxy (Pedro Malha, Michael Monahan, and Paul Bokota) have advised that they will vote all shares represented by proxy unless authority to vote is withheld by the stockholder granting the proxy. If your proxy does not indicate your vote, the persons named in the proxy will vote your shares “FOR” the reverse stock split and “FOR” the approval of the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and voting of proxies in the event that there are insufficient votes in favor of the reverse stock split proposal (the “Reverse Stock Split” or “Proposal No. 1”) or if there are not sufficient shares present to establish a quorum. If any other matters properly come before the Special Meeting, your shares will be voted in accordance with the discretion of the persons named in the proxy.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet. If Internet voting is unavailable from your broker, bank or other nominee, please request a paper copy of the proxy and complete and return the voting instruction card in the addressed, postage paid envelope provided.

13.	Is there a deadline for submitting proxies electronically or by mail?

Yes. Proxies submitted electronically or by telephone as described above must be submitted by 11:59 p.m. Eastern Time on September 21, 2026.

Proxies submitted by mail must be received before the polls close at the Special Meeting on September 22, 2026.

Each valid proxy received in time will be voted at the Special Meeting in accordance with your instructions, regardless of the submission method used.

14.	What can I do if I change my mind after I vote my shares? Can I revoke my proxy?

At any time prior to the completion of voting at the Special Meeting, you may change your vote either by:

●	giving written notice to our Secretary revoking your proxy;

●	submitting a later-dated proxy or electronically before 11:59 p.m. Eastern Time on September 21, 2026;

●	delivering a later-dated mailed proxy received before the polls close at the Special Meeting on September 22, 2026; or

●	voting online at the Special Meeting.

15.	What if I am a stockholder of record entitled to vote at the Special Meeting and do not specify a choice for a matter when returning a proxy?

All proxies properly submitted pursuant to this solicitation and not revoked will be voted at the Special Meeting in accordance with the directions given. If you properly submit a proxy, but do not provide specific voting instructions, your shares will be voted:

(1)	FOR the Reverse Stock Split Proposal; and

(2)	FOR the Adjournment Proposal.

If you have returned a signed and completed proxy card and other matters are properly presented at the Special Meeting for consideration, the proxy holders appointed by our Board of Directors (the persons named in your proxy card if you are a stockholder of record) will have the discretion to vote your shares on those matters for you.

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16.	What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet. If Internet voting is unavailable from your broker, bank or other nominee, please request a paper copy of the proxy and complete and return the voting instruction card in the addressed, postage paid envelope provided.

Under the rules of the Nasdaq Stock Market LLC (“Nasdaq”), if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on only routine matters, but not on non-routine matters. Although the determination of whether a broker, bank, or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that Proposal No. 1 and Proposal No. 2 will be considered “routine” matters. Accordingly, the bank, broker or other nominee that holds your shares may vote your shares without receiving instructions from you on Proposal No. 1 and Proposal No. 2. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Special Meeting and in the manner you desire.

17.	How is a quorum reached?

A quorum will be present if holders of a majority of the outstanding voting power of our Class A Common Stock entitled to vote at the Special Meeting are present in person or represented by proxy at the Special Meeting.

Under the General Corporation Law of the State of Delaware (the “DGCL”), shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Special Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. As long as there is at least one routine matter on which brokers, banks, or other nominees have discretion to vote the shares, broker non-votes will count as shares present and entitled to vote at the Special Meeting for the purpose of determining a quorum.

There were 130,140,763 shares of Class A Common Stock outstanding and entitled to vote on August 3, 2026, our Record Date. Therefore, a quorum will be present if 65,070,382 shares of our Class A Common Stock are present in person or represented by executed proxies timely received by us at the Special Meeting. Shares present virtually during the Special Meeting will be considered shares of Class A Common Stock represented in person at the meeting.

18.	What is a “Broker Non-Vote,” and how will abstentions and Broker Non-Votes be treated?

A “Broker Non-Vote” occurs when shares held by a bank, broker, or other nominee are not voted with respect to a particular proposal because the bank, broker, or other nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote on that proposal. Abstentions and Broker Non-Votes, if any, will be counted as present for purposes of determining whether a quorum is present. The effect of abstentions and Broker Non-Votes on each proposal is described under each proposal below.

Proposal 1 (the Reverse Stock Split Proposal) requires the affirmative vote of a majority of the votes cast by stockholders present or represented by proxy at the Special Meeting and entitled to vote on the matter. Abstentions and broker non-votes, if any, will have no effect on Proposal 1.

Proposal 2 (the Adjournment Proposal) requires the affirmative vote of a majority of the votes cast by stockholders present or represented by proxy at the Special Meeting and entitled to vote on the matter. Abstentions and broker non-votes, if any, will have no effect on Proposal 2.

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19.	Who will count the vote?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election for the Special Meeting.

20.	May I see a list of stockholders entitled to vote as of the Record Date?

Yes. A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Special Meeting for a period of 10 days ending on the day before the Special Meeting during ordinary business hours at our principal place of business at 3600 E. Burnett Street, Long Beach, California 90815, or on a reasonably accessible electronic network as provided by the Company. During the Special Meeting, such list will be available for examination at www.virtualshareholdermeeting.com/SKIN2026SM.

21.	Who will pay the cost of solicitation?

We will pay the cost of soliciting proxies for the Special Meeting. Proxies may be solicited by our employees and directors, without additional compensation, in person, or by mail, courier, telephone, email, or facsimile. The Board of Directors may deem it necessary and in the best interests of the Company to retain a proxy solicitation firm, to solicit proxies for the Special Meeting. In the event the Company retains such a firm, it estimates that the fees of such firm could be up to $20,000, plus out-of-pocket expenses, all of which would be paid by the Company.

We may also make arrangements with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of our shares held of record by such persons. We may reimburse such brokerage houses, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

22.	How can I know the voting results?

We will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Current Report on Form 8-K to publish the final results.

23.	How can I access the Proxy Statement?

This Proxy Statement and our form of proxy card are available for viewing, printing, and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number available. This Proxy Statement is also available, together with our other filings, on the SEC’s website at www.sec.gov and through the investor-relations section of our website.

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OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” WITH RESPECT TO THE REVERSE STOCK SPLIT PROPOSAL LISTED BELOW.

PROPOSAL NO. 1 - REVERSE STOCK SPLIT PROPOSAL

Overview

The Board of Directors has approved and declared advisable an amendment to our Restated Certificate of Incorporation to combine the outstanding shares of our Class A Common Stock into a lesser number of outstanding shares, a so-called “Reverse Stock Split” (the “Reverse Stock Split”). If approved by the stockholders as proposed, the Board of Directors would have the sole discretion to (i) effect the Reverse Stock Split at any time after approval of such amendment but no later than the one year anniversary of such approval and (ii) fix the specific ratio for the Reverse Stock Split (the “Reverse Stock Split Ratio”), provided that the ratio would be not less than 1-for-5 and not more than 1-for-20. The Board of Directors would also have the discretion to abandon the Reverse Stock Split prior to its effectiveness. The Board of Directors is hereby soliciting stockholder approval for Proposal No. 1.

If approved by our stockholders, the Reverse Stock Split would permit (but not require) the Board of Directors to, at any time prior to the one year anniversary of such approval, effect a reverse stock split of the outstanding shares of our Class A Common Stock, into a lesser number of outstanding shares, by a ratio of not less than 1-for-5 and not more than 1-for-20, with the specific Reverse Stock Split Ratio to be fixed within this range by the Board of Directors in its sole discretion without further stockholder approval. We believe that enabling the Board of Directors to fix the Reverse Stock Split Ratio within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the Reverse Stock Split Ratio, the Board of Directors may consider, among other things, factors such as: the historical trading price and trading volume of our Class A Common Stock; the number of shares of our Class A Common Stock outstanding; the then-prevailing trading price and trading volume of our Class A Common Stock; the anticipated impact of the Reverse Stock Split on the trading market for our Class A Common Stock; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of a Certificate of Amendment, or at such later time as specified in the Certificate of Amendment, setting forth the Reverse Stock Split, including the Reverse Stock Split Ratio (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware, or at the later time set forth in the Certificate of Amendment. The exact timing of the amendment will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split is attached as Annex A to this Proxy Statement. Any amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split will include the Reverse Stock Split Ratio fixed by the Board of Directors, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

Our primary objective in effectuating the Reverse Stock Split would be to increase the per-share trading price of our Class A Common Stock to meet the Nasdaq Capital Market’s continued listing requirements, which require, among other things, that our Class A Common Stock have a per share bid price that is greater than or equal to $1.00 per share. On August 7, 2026, the closing price for our Class A Common Stock on the Nasdaq Capital Market was $0.6610 per share. The Company may regain compliance with Nasdaq’s minimum bid price requirement without effecting the Reverse Stock Split if the bid price of our Class A Common Stock closes at or above $1.00 per share for a sufficient period. However, the Board of Directors believes that approval of Proposal No. 1 would provide the Company with additional flexibility to address the minimum bid price requirement if necessary. The Board of Directors also believes that a higher stock price may help generate investor interest in our Company and increase investor confidence in our ability to meet the continued listing requirements of the Nasdaq Capital Market.

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If the Reverse Stock Split successfully increases the per share price of our Class A Common Stock, the Board of Directors also believes this increase may increase trading volume in our Class A Common Stock and facilitate future financings by us.

Our Board of Directors strongly believes that the Reverse Stock Split may be necessary to maintain our listing on Nasdaq. Accordingly, the Board of Directors recommends that our stockholders approve Proposal No. 1 to effect the Reverse Stock Split and directed that this Proposal No. 1 be submitted to our stockholders for approval at the Special Meeting, including for the reasons discussed below.

Comply with Nasdaq Listing Requirements

Our Class A Common Stock is currently listed on the Nasdaq Capital Market under the symbol “SKIN.” As previously disclosed, on May 8, 2026, we received a notice from the Listing Qualifications staff of the Nasdaq that because the closing bid price for our Class A Common Stock had fallen below $1.00 per share for 30 consecutive business days, we no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we had been provided an initial compliance period of 180 calendar days, or until November 4, 2026 (the “Initial Compliance Deadline”), to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of our Class A Common Stock must have met or exceeded $1.00 per share for a minimum of 10 consecutive business days prior to the Initial Compliance Deadline. There can be no assurance that we will be able to regain compliance with the Bid Price Rule by the Initial Compliance Deadline, and we may not be able to do so without effecting the Reverse Stock Split. The notice from Nasdaq also stated that, if the Company does not regain compliance with the Bid Price Rule before the expiration of the Initial Compliance Deadline, the Company may be eligible for an additional 180 calendar days to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A) (the “Additional Compliance Period”). To qualify for the Additional Compliance Period, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other applicable initial listing standards for The Nasdaq Capital Market (except the Bid Price Rule) and to provide written notice to Nasdaq of its intention to cure the deficiency during the Additional Compliance Period, including by effecting a reverse stock split, if necessary. If it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for the Additional Compliance Period, Nasdaq will provide notice that our Class A Common Stock will be subject to delisting. We would then be entitled to appeal Nasdaq’s determination, but there can be no assurance that Nasdaq would grant our request for continued listing.

The Board of Directors believes that the Reverse Stock Split is one potential means of increasing the per-share trading price of our Class A Common Stock to seek to regain and maintain compliance with the Bid Price Rule, although there can be no assurance that the Reverse Stock Split will have that effect or that we will otherwise remain in compliance with the continued-listing requirements of the Nasdaq Capital Market.

Avoid Negative Consequences Under the Terms of our Outstanding Notes

If the Reverse Stock Split is not approved, there may be serious, adverse effects on us and our stockholders. If the Reverse Stock Split is not approved, and our Class A Common Stock subsequently is no longer listed on Nasdaq or certain other national securities exchanges or their respective successor, that cessation of listing would constitute a “Fundamental Change” under the indenture governing our 1.25% Convertible Senior Notes due 2026 (the “2026 Notes” and such indenture, the “2026 Indenture”) and the indenture, as supplemented, governing our 7.95% Convertible Senior Secured Notes due 2028 (the “2028 Notes” and, together with the 2026 Notes, the “Notes”; such indenture, as supplemented, the “2028 Indenture,” and together with the 2026 Indenture, the “Indentures”). Upon such a Fundamental Change, holders of each series of Notes then outstanding generally would have the right, subject to the terms of the applicable Indenture, to require us to repurchase their Notes for cash at a price equal to the principal amount to be repurchased plus accrued and unpaid interest to, but excluding, the applicable repurchase date, subject to the interest-payment-date provisions of Section 4.02(D) of the applicable Indenture.

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As of June 30, 2026, approximately $103.2 million aggregate principal amount of the 2026 Notes and $250.0 million aggregate principal amount of the 2028 Notes were outstanding, and we reported $206.1 million of cash, cash equivalents and restricted cash, including approximately $2.0 million of restricted cash. The 2026 Notes mature on October 1, 2026, before the November 4, 2026, expiration of Nasdaq’s Initial Compliance Deadline. Accordingly, if the 2026 Notes are paid at maturity or otherwise cease to be outstanding before a subsequent Fundamental Change, no Fundamental Change repurchase obligation would arise with respect to the 2026 Notes. If, however, a Fundamental Change were to occur while both series of Notes remain outstanding and holders exercised their repurchase rights in full, the approximately $353.2 million combined principal amount of the Notes would exceed our reported cash, cash equivalents and restricted cash as of June 30, 2026. Even if only the 2028 Notes remained outstanding, their $250.0 million principal amount would exceed that reported cash amount. These comparisons are based solely on our June 30, 2026, balances and do not reflect subsequent cash flows, financings, repayments, accrued interest, operating requirements or restrictions on the use of cash. We may be unable to obtain additional financing or otherwise fund any required payment or repurchase on acceptable terms or at all. Failure to pay a required Fundamental Change Repurchase Price (as defined in the Indentures) when due would constitute an Event of Default (as defined in the Indentures) under the applicable Indenture and could permit acceleration of the applicable Notes and the exercise of other remedies, which could materially adversely affect our liquidity, financial condition and ability to operate our business.

In addition, if our Class A Common Stock were to be delisted from Nasdaq, our shares may then be quoted on the OTCQX or other small trading markets, which are generally considered to have less volume and be less efficient markets. We believe an investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Class A Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Class A Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons. In that event, the Class A Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our Class A Common Stock.

On August 7, 2026, the closing price for our Class A Common Stock on the Nasdaq Capital Market was $0.6610 per share. The Reverse Stock Split, if effected, should have the immediate effect of increasing the price of our Class A Common Stock as reported on Nasdaq, therefore reducing the risk that our Class A Common Stock could be delisted from Nasdaq. However, we cannot assure you that the price of our Class A Common Stock will not decline after the Reverse Stock Split. Under Nasdaq Listing Rule 5810(c)(3)(A)(iv), a company that fails to comply with the Bid Price Rule is not eligible for a compliance period under Rule 5810(c)(3)(A) if the company has effected a reverse stock split during the prior one-year period, or if the company has effected one or more reverse stock splits during the prior two-year period with a cumulative ratio of 250 shares or more to one, and in either such case the Listing Qualifications Department will issue a Staff Delisting Determination with respect to the security. Accordingly, if our Class A Common Stock again fails to satisfy the Bid Price Rule following the Reverse Stock Split, we may be subject to a Staff Delisting Determination without an additional compliance period, subject to our right to request a hearing before a Nasdaq Hearings Panel.

Address the Negative Effects of a Low Stock Price

We believe that the low market price of our Class A Common Stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as speculative in nature and, as a matter of policy, avoid investment in such stocks. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, and investment funds may also be reluctant to invest in such securities, which reduces the number of potential purchasers of our Class A Common Stock. Moreover, the low market price of our Class A Common Stock may have reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board of Directors the ability to effect the Reverse Stock Split, and thereby increase the price of our Class A Common Stock, would give the Board of Directors the ability to address these issues if it is deemed necessary.

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Improve the Perception of Our Class A Common Stock as an Investment Security

The Board of Directors believes that effecting the Reverse Stock Split is one potential means of increasing the share price of our Class A Common Stock to improve the perception of our Class A Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Class A Common Stock, but also our market liquidity.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the per share price of our Class A Common Stock.

We cannot predict whether the Reverse Stock Split will increase the market price for our Class A Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share will achieve the $1.00 minimum Bid Price Rule for a sufficient period for our Class A Common Stock to be approved for continued listing by Nasdaq;

●	we would otherwise meet the listing requirements that would allow continued listing of our Class A Common Stock on Nasdaq;

●	the market price per share of our Class A Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Class A Common Stock outstanding before the effective time of the Reverse Stock Split (the “Effective Time”);

●	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower-priced stocks;

●	the Reverse Stock Split will result in a per share price that will increase the ability of us to attract and retain employees; or

●	the Reverse Stock Split would promote greater liquidity for our stockholders with respect to their shares.

In addition, the Reverse Stock Split would reduce the number of outstanding shares of our Class A Common Stock without reducing the number of shares of available but unissued Class A Common Stock. The Reverse Stock Split will therefore effectively increase the number of shares of Class A Common Stock that we are able to issue. The Board of Directors may authorize the issuance of the remaining authorized and unissued shares of Class A Common Stock without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our Restated Certificate of Incorporation, applicable law, or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our Class A Common Stock.

We may at times determine additional capital funding is required and we believe that this effective increase will facilitate future capital fundraising on our part. Some investors may find the Class A Common Stock more attractive if the Reverse Stock Split is effected with additional assurance that we are unlikely to be limited in our ability to access needed capital by the number of shares of our Class A Common Stock authorized for issuance. However, other investors may find the Class A Common Stock a less attractive investment with the knowledge that additional dilution of the Class A Common Stock is possible.

The market price of our Class A Common Stock will also be based on the performance of the Company and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Class A Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of us may be greater than would occur in the absence of the Reverse Stock Split.

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In evaluating the Reverse Stock Split, in addition to the considerations described above, the Board of Directors also took into account various negative factors associated with reverse stock splits generally. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

Reverse Stock Split Range

In order to provide flexibility, the Board of Directors is seeking stockholder approval for a range of Reverse Stock Split Ratios of not less than 1-for-5 and not more than 1-for-20.

We believe that enabling the Board of Directors to set the exact Reverse Stock Split Ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Stock Split and selecting the Reverse Stock Split Ratio, the Board of Directors will consider factors such as:

●	the total number of shares of Class A Common Stock outstanding;

●	the Nasdaq Capital Market requirements for the continued listing of our Class A Common Stock;

●	the historical trading price and trading volume of our Class A Common Stock;

●	the then prevailing trading price and trading volume for our Class A Common Stock;

●	the anticipated impact of the Reverse Stock Split on the trading price of and market for our Class A Common Stock;

●	potential financing opportunities; and

●	prevailing general market and economic conditions.

Reducing the number of outstanding shares of our Class A Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Class A Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Class A Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Class A Common Stock will increase following the Reverse Stock Split or that the market price of our Class A Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Class A Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Class A Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Class A Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

The Board of Directors will have sole discretion as to any implementation of, and the exact timing and actual Reverse Stock Split Ratio of, the Reverse Stock Split within the range of ratios specified in this Proposal No. 1 and within one year after the date of the Special Meeting. The Board of Directors may also determine that the Reverse Stock Split is no longer in the best interests of our Company and our stockholders and decide to abandon the Reverse Stock Split at any time before September 22, 2027, during or after the Special Meeting and prior to its effectiveness, without further action by the stockholders.

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The Reverse Stock Split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the Reverse Stock Split. This would have the effect of increasing the number of shares of Class A Common Stock available for issuance. As of the Record Date, the number of authorized shares of our Class A Common Stock was 300,000,000 shares, which will not be affected by the Reverse Stock Split.

The additional available shares would be available for issuance from time to time at the discretion of the Board of Directors when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no preemptive rights relating to the Class A Common Stock. As such, any issuance of additional shares of Class A Common Stock would increase the number of outstanding shares of Class A Common Stock and (unless such issuance was pro rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.

The table below illustrates certain, but not all, possible Reverse Stock Split Ratios, together with the implied number of issued and outstanding shares of the Class A Common Stock resulting from implementation of the Reverse Stock Split based on 130,140,763 shares of the Class A Common Stock outstanding as of the Record Date.

	Current	After Reverse Stock Split if 1-for-5 is Selected(1)	After Reverse Stock Split if 1-for-10 is Selected(1)	After Reverse Stock Split if 1-for-15 is Selected(1)	After Reverse Stock Split if 1-for-20 is Selected(1)
Authorized Shares of Class A Common Stock	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000
Authorized Shares of Class B Common Stock	20,000,000	20,000,000	20,000,000	20,000,000	20,000,000
Authorized Shares of Preferred Stock	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
Shares of Class A Common Stock issued and outstanding	130,140,763	26,028,152	13,014,076	8,676,050	6,507,038
Class A Common Stock issuable upon exercise of Class A Common Stock options under the Equity Plans (as defined below)	2,439,920	487,984	243,992	162,661	121,996
Class A Common Stock issuable upon vesting of restricted stock units under the Equity Plans	14,808,368	2,961,673	1,480,836	987,224	740,418
Class A Common Stock issuable upon vesting of performance-based restricted stock units under the Equity Plans	1,937,251	387,450	193,725	129,150	96,862
Class A Common Stock reserved under 2021 Incentive Award Plan	14,263,565	2,852,713	1,426,356	950,904	713,178
Class A Common Stock reserved under the 2021 Employee Stock Purchase Plan	7,760,868	1,552,173	776,086	517,391	388,043

(1) Excludes the effect of fractional share treatment.

As of the Record Date, we had 130,140,763 shares of Class A Common Stock issued and outstanding, which shares exclude the following:

●	2,439,920 shares of our Class A Common Stock issuable upon exercise of stock options outstanding under our Equity Plans;
●	14,808,368 shares of our Class A Common Stock reserved for issuance upon vesting of restricted stock units under our Equity Plans;
●	1,937,251 shares of our Class A Common Stock reserved for issuance upon vesting of performance-based restricted stock units under our Equity Plans;
●	14,263,565 shares of Class A Common Stock reserved for future issuance under our 2021 Incentive Award Plan; and
●	7,760,868 shares of Class A Common Stock reserved for future issuance under our 2021 Employee Stock Purchase Plan.

As of the Record Date, we have no shares of preferred stock or Class B Common Stock outstanding, which will not change with the effectiveness of the Reverse Stock Split.

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Procedure for Implementing the Reverse Stock Split

The Effective Time, if approved by stockholders and implemented by us, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. If Proposal No. 1 is approved and the Board of Directors determines to proceed with the Reverse Stock Split, the exact timing of the filing of the Certificate of Amendment will be determined by our Board of Directors.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board of Directors, in its sole discretion, determines that it is in our best interests and the best interests of our stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned. We reserve the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders. By voting in favor of Proposal No. 1, you are expressly also authorizing the Board of Directors to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of us and our stockholders.

Beneficial Holders of Class A Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares of our Class A Common Stock held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Class A Common Stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Class A Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered Holders of Class A Common Stock

Certain of our registered holders of Class A Common Stock may hold some or all of their shares of our Class A Common Stock electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Class A Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares of our Class A Common Stock electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Class A Common Stock.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split Ratio will automatically be entitled to receive cash in lieu of such fractional share.

Effect of the Reverse Stock Split on the Company’s Equity Plans

The Company maintains two equity compensation plans: (i) The Beauty Health Company 2021 Incentive Award Plan (the “2021 Incentive Award Plan”), under which awards may be granted to eligible service providers, including employees, consultants and directors, and (ii) The Beauty Health Company 2021 Employee Stock Purchase Plan (the “2021 Employee Stock Purchase Plan”), under which eligible employees may be granted rights to purchase shares of Class A Common Stock (together, the “Equity Plans”).

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The 2021 Incentive Award Plan

The 2021 Incentive Award Plan provides that, in connection with an “Equity Restructuring,” the Board (or a committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (the “Administrator”) will equitably adjust each outstanding award as it determines appropriate to reflect the transaction. Such adjustments may include adjustments to the number and type of securities subject to an outstanding award and, if applicable, the award’s exercise price or grant price. The 2021 Incentive Award Plan also authorizes the Administrator to make appropriate adjustments to the number and type of shares available for future awards, the applicable plan share limits, including the limit on the number of shares that may be issued pursuant to incentive stock options, the terms and conditions of outstanding awards and applicable performance goals and criteria.

If the Reverse Stock Split is effected, the Administrator will make the equitable adjustments required or permitted under Article VIII of the 2021 Incentive Award Plan. The Company expects that such adjustments generally will reflect the Reverse Stock Split Ratio, including corresponding adjustments, as applicable, to the number of shares or units underlying outstanding share-denominated options, stock appreciation rights, restricted stock units, performance-based restricted stock units, restricted stock and other stock-based awards; the number of shares available for future awards; and the applicable plan share limits. The per share exercise prices of outstanding options and stock appreciation rights are also expected to be increased in a corresponding manner. The Administrator may also make appropriate adjustments to performance goals and other terms and conditions of outstanding awards. The precise adjustments will be subject to the 2021 Incentive Award Plan, the applicable award agreements, applicable tax requirements, including with respect to incentive stock options, and any rounding conventions adopted by the Administrator consistent with those terms and requirements. The Administrator may also impose an administrative stand still and refuse to permit the exercise of any award under the 2021 Incentive Award Plan for up to 60 days before or after the reverse stock split.

The 2021 Employee Stock Purchase Plan

The 2021 Employee Stock Purchase Plan provides that, if the Administrator determines that a recapitalization, combination or other similar corporate transaction or event affects the shares of Class A Common Stock such that an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or with respect to outstanding purchase rights, the Administrator will make equitable adjustments, if any, to reflect the transaction. Such adjustments may include adjustments to the aggregate number and type of shares that may be issued under the plan; the applicable offering and purchase limits; the class and number of shares and the price per share subject to outstanding purchase rights; and the Purchase Price applicable to outstanding purchase rights, including as determined with respect to the Enrollment Date and the Purchase Date. Unless the Administrator determines otherwise, no adjustment or other action may be made to the extent it would cause the Section 423 Component of the plan to fail to satisfy the requirements of Section 423 of the Internal Revenue Code of 1986, as amended.

If the Reverse Stock Split is effected, the Administrator will make equitable adjustments generally reflecting the Reverse Stock Split Ratio to the number of shares available for issuance under the 2021 Employee Stock Purchase Plan and, to the extent any offering periods or purchase rights are then outstanding, to the applicable share limits, number of shares and per-share purchase prices associated with such rights. The precise adjustments will be subject to the 2021 Employee Stock Purchase Plan, the applicable offering documents, Section 423 of the Internal Revenue Code with respect to the Section 423 Component and any rounding conventions adopted by the Administrator consistent with those terms and requirements.

If Proposal No. 1 is approved by the stockholders and the Board elects to implement the Reverse Stock Split, the Reverse Stock Split will become effective at the time specified in the Certificate of Amendment to the Company’s Restated Certificate of Incorporation filed with the Delaware Secretary of State, substantially in the form attached to this Proxy Statement as Annex A. Upon effectiveness of the Reverse Stock Split, the Administrator of each Equity Plan will make the equitable adjustments required or permitted under the applicable plan. The Company expects that such adjustments generally will reflect the Reverse Stock Split Ratio, including corresponding adjustments, as applicable, to the number of shares or units underlying outstanding share-denominated awards and purchase rights, the number of shares available under the Equity Plans, the applicable plan share limits and the applicable per-share exercise or purchase prices. The precise adjustments will be subject to the terms of the applicable Equity Plan, award agreements and offering documents, applicable tax requirements and any rounding conventions adopted by the applicable Administrator.

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Effect of the Reverse Stock Split on Outstanding Stock Options

If the Reverse Stock Split is effected, the Administrator will make the equitable adjustments to outstanding stock options required under the applicable Equity Plan. The Company expects that such adjustments generally will reduce the number of shares of Class A Common Stock subject to each outstanding stock option in proportion to the Reverse Stock Split Ratio and increase the per-share exercise price of each such option in a corresponding manner, in each case subject to the terms of the applicable equity plan, the applicable award agreement, applicable tax requirements, including with respect to incentive stock options, and any rounding conventions adopted by the Administrator consistent with those terms and requirements. As a result of these adjustments, the aggregate exercise price payable upon the exercise in full of each outstanding option is expected to remain approximately unchanged, except for immaterial differences resulting from rounding up. The number of shares of Class A Common Stock issuable upon exercise of outstanding options will also be reduced correspondingly. As of June 30, 2026, before giving effect to the Reverse Stock Split, we had options to purchase 2,439,920 shares of Class A Common Stock were outstanding under our 2021 Incentive Award Plan, all of which were vested and exercisable, at a weighted-average exercise price of $13.47 per share. As of June 30, 2026, 7,760,868 shares of our Class A Common Stock were subject to purchase with respect to the purchase period in effect under the 2021 Employee Stock Purchase Plan on such date and 0 shares of our Class A Common Stock options were granted under the 2021 Employee Stock Purchase Plan.

Effect of the Reverse Stock Split on the Outstanding Notes

Section 5.05(A)(i) of each Indenture requires an adjustment to the applicable conversion rate if we effect a stock split or stock combination. Accordingly, for illustrative purposes, if a 1-for-5 Reverse Stock Split is effected, the conversion rate for each series of Notes generally will be divided by 5, and the corresponding implied conversion price generally will be multiplied by 5, in each case subject to the rounding and other adjustment provisions of the applicable Indenture. The number of shares deliverable upon conversion, to the extent a conversion is settled in shares, and the number of shares required to be reserved under Section 5.04 of the applicable Indenture will correspondingly decrease. These adjustments generally have the effect of preserving the relative conversion economics of the Notes, subject to the terms of the applicable Indenture. The Reverse Stock Split will not, by itself, change the outstanding principal amount, stated interest rate or scheduled maturity of either series of Notes. Related share-based amounts, thresholds and tables will be adjusted to the extent required by the applicable Indenture.

Potential Effects of the Reverse Stock Split, if Approved

If our stockholders approve the Reverse Stock Split and the Board of Directors effects it, the number of shares of Class A Common Stock authorized and issued and outstanding will be reduced due to the Reverse Stock Split, depending upon the Reverse Stock Split Ratio determined by the Board of Directors. The Reverse Stock Split will affect all holders of our Class A Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except that as described above in “Fractional Shares,” record holders of Class A Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split Ratio will automatically be entitled to receive the cash in lieu of such fractional shares automatically and without any action by the holder. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the Class A Common Stock. After the Reverse Stock Split, the shares of Class A Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Class A Common Stock now authorized. The outstanding Class A Common Stock will remain fully paid and non-assessable. The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Class A Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

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After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Subject to our compliance with applicable continued listing requirements, our Class A Common Stock will continue to be listed on the Nasdaq Capital Market and traded under the symbol “SKIN.” If a Reverse Stock Split is effected, then after the Effective Time, our Class A Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the Effective Time, the post-split market price of our Class A Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split Ratio. In addition, a reduction in the number of shares outstanding may impair the liquidity for our Class A Common Stock, which may reduce the value of our Class A Common Stock.

In addition, the Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could have possible anti-takeover effects and could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in our control or management (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company). These authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely, or used to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders. For example, without further stockholder approval, our Board of Directors could (within the limits imposed by applicable law) strategically sell shares of Class A Common Stock in a private transaction to purchasers who would oppose a takeover or favor our then current Board of Directors, or the shares could be available for potential issuance pursuant to a stockholder rights plan. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some stockholders. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Despite these possible anti-takeover effects, this Proposal No. 1 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt or any effort of which we are aware to accumulate our stock or to obtain control of our Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise (nor is our Board of Directors currently aware of any such attempts directed at us). Nevertheless, stockholders should be aware that approval of this Proposal No. 1 could facilitate future efforts by us to deter or prevent changes in our control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Accounting Matters

The proposed amendment to our Restated Certificate of Incorporation will not affect the par value of our Class A Common Stock. As a result, at the Effective Time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Class A Common Stock will be reduced in the same proportion as the Reverse Stock Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Class A Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

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Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Class A Common Stock. This summary addresses the tax consequences only to U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Common Stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source;

●	or a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

This summary is based upon current provisions of the Code, existing Treasury Regulations, and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the Internal Revenue Service (the “IRS”) has been or will be requested in connection with the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders that: (i) are subject to special tax rules such as dealers, brokers, and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar.

In addition, the following discussion does not address state, local, or foreign tax consequences of the Reverse Stock Split, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion generally assumes that for U.S. federal income tax purposes, the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction.

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General

The proposed Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our Class A Common Stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our Class A Common Stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our Class A Common Stock exchanged therefor, reduced by the amount of such basis that is allocated to any fractional share of our Class A Common Stock, as discussed below. The U.S. Holder’s holding period in the shares of our Class A Common Stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our Class A Common Stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Class A Common Stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our Class A Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our Class A Common Stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our Class A Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the Effective Time of the Reverse Stock Split and long term if held for more than one year. The deductibility of capital losses is subject to limitations.

Payments of cash made in lieu of a fractional share of our Class A Common Stock may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, each U.S. Holder of our Class A Common Stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders of our Class A Common Stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE FOREGOING IS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE TAX ADVICE. EACH HOLDER OF OUR CLASS A COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

Amendment Effective Date

If the proposed amendment to the Restated Certificate of Incorporation as described in this Proposal No. 1 is approved by the stockholders, upon the Board of Directors’ determination, if any, to effectuate the Reverse Stock Split and of the Reverse Stock Split Ratio (within the range approved pursuant to this Proposal No. 1) of such Reverse Stock Split, we will file the Certificate of Amendment reflecting the adopted amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment will be effective upon its filing or at such later time as specified in the Certificate of Amendment. If the stockholders do not approve this Proposal No. 1, the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware.

No Dissenters’ or Appraisal Rights

No dissenters’ or appraisal rights are available under the DGCL, our Restated Certificate of Incorporation, or our Bylaws to any stockholder in connection with this Proposal No. 1. We will not independently provide stockholders with any such rights.

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Interests of Directors and Executive Officers

Our directors and executive officers do not have a substantial interest, directly or indirectly, in the matters set forth in this Proposal No. 1 except to the extent of their ownership of shares of Class A Common Stock or any of our other securities.

Reservation of Right to Abandon Reverse Stock Split

The Board of Directors believes that stockholder approval of the Reverse Stock Split is in the best interests of our stockholders. If our stockholders approve this Reverse Stock Split, the Board of Directors will implement the Reverse Stock Split only upon a determination that the Reverse Stock Split is in the best interests of the stockholders at that time. The Board of Directors reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the Effective Time, even if stockholders approve the Reverse Stock Split at the Special Meeting. By voting in favor of the Reverse Stock Split, stockholders are also expressly authorizing the Board of Directors to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide. If our Board of Directors does not implement the Reverse Stock Split by the one year anniversary of the Special Meeting, the authority granted in this Proposal No. 1 to implement the Reverse Stock Split will terminate and the Certificate of Amendment will be abandoned.

Vote Required and Board of Directors’ Recommendation

To approve this Proposal No. 1, holders of a majority of the votes cast by stockholders present or represented by proxy at the Special Meeting and entitled to vote on the matter must vote “FOR” the proposal. Abstentions and broker non-votes, if any, will have no effect on Proposal No. 1.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO COMBINE OUTSTANDING SHARES OF OUR CLASS A COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES, BY A RATIO OF NOT LESS THAN 1-FOR-5 AND NOT MORE THAN 1-FOR-20, WITH THE EXACT REVERSE STOCK SPLIT RATIO TO BE SET WITHIN THIS RANGE BY OUR BOARD IN ITS SOLE DISCRETION.

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OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” WITH RESPECT TO THE ADJOURNMENT PROPOSAL LISTED BELOW.

PROPOSAL NO. 2 - ADJOURNMENT PROPOSAL

Overview

If the Special Meeting is convened and a quorum is present, but we fail to receive a sufficient number of votes to approve Proposal No. 1, or if there are insufficient votes to constitute a quorum, we may propose to adjourn or postpone the Special Meeting. We currently do not intend to propose an adjournment or postponement at the Special Meeting if there are sufficient votes to approve Proposal No. 1.

In this Proposal No. 2, we are asking our stockholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Special Meeting to another time and place, if necessary or appropriate (as determined in good faith by the Board of Directors), to solicit additional proxies in the event there are insufficient votes to approve Proposal No. 1. If our stockholders approve this Proposal No. 2, the chairman of the Board of Directors could adjourn the Special Meeting and any adjourned or postponed session of the Special Meeting and use the additional time to solicit additional proxies in favor of Proposals No. 1 and 2, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this Proposal No. 2 could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal No. 1, the chairman of the Board of Directors could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary or appropriate (as determined in good faith by the Board of Directors) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business that might have been transacted at the original meeting.

Vote Required and Board of Directors’ Recommendation

To approve this Proposal No. 2, holders of a majority of the votes cast by stockholders present or represented by proxy at the Special Meeting and entitled to vote on the matter must vote “FOR” the Proposal No. 2. Abstentions and broker non-votes, if any, will have no effect on Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTING OF PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1 (THE REVERSE STOCK SPLIT).

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN PERSONS

The following table sets forth information pertaining to “beneficial ownership” (as defined below) of our Class A Common Stock as of August 7, 2026 by (i) individuals or entities known by us to beneficially own more than five percent of our Class A Common Stock, (ii) each director and director nominee, (iii) our executive officers, and (iv) all directors and executive officers as a group. The table below is based upon information supplied by officers, directors, and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC.

The number of shares “beneficially owned” by a given stockholder is determined under SEC rules, and the designation of ownership set forth below is not necessarily indicative of ownership for any other purpose. In general, the beneficial ownership as set forth below includes shares over which a director, director nominee, principal stockholder, or executive officer has sole or shared voting or investment power and certain shares which such person has a vested right to acquire, under stock options or otherwise, within 60 days of August 7, 2026.

The beneficial ownership percentages set forth in the table below are based on 130,140,763 shares of our Class A Common Stock issued and outstanding as of August 7, 2026. Unless otherwise indicated in the table below, the business address of each of the following is 3600 E. Burnett Street, Long Beach, California 90815.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Total Outstanding Common Stock
5% Stockholders:
LCP Edge Holdco LLC (2)	33,360,741	25.6%
Capricorn Fund Managers Ltd (3)	22,276,935	17.1%
FMR LLC (4)	10,201,685	7.8%
BlackRock Portfolio Management LLC (5)	7,214,912	5.5%
Integrated Core Strategies (US) LLC (6)	6,509,750	5.0%
Named Executive Officers and Directors:
Brenton L. Saunders (7)	10,657,771	8.2%
Pedro Malha	–	*
E. Scott Beattie	–	*
Stephen J. Fanning (8)	527,283	*
Michelle Kerrick (9)	189,813	*
Brian Miller (10)	33,603,776	25.8%
Doug Schillinger(11)	216,035	*
Sachin Shridharani, M.D.	–	*
Kenneth Tripp	–	*
Sheri Lewis (12)	309,530	*
Michael Monahan (13)	685,060	*
All Executive Officers and Directors as a Group (11 persons)	46,189,268	35.5%

_________________

*	Less than 1%.

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(1)	Shares beneficially owned reflects shares of Class A Common Stock plus rights to acquire Class A Common Stock, such as options, RSUs, PSUs and warrants that are vested or exercisable or will vest or become exercisable within 60 days of August 7, 2026.
(2)	Based solely on information contained in a Schedule 13D/A filed with the SEC on May 11, 2026, by LCP Edge Holdco LLC (“LCP Edge Holdco”), Linden Capital III LLC, Linden Manager III LP, Linden Capital Partners III LP, Linden Capital Partners III-A LP, Anthony Davis, and Brian Miller (“Mr. Miller”). According to the Schedule 13D/A, the shares are held directly by LCP Edge Holdco and each of the reporting persons has shared voting power and dispositive power with respect to the shares based on their relationship to LCP Edge Holdco. The business address for the reporting persons is 110 N. Wacker Dr., 55th Floor, Chicago, IL 60606.
(3)	Based solely on information contained in a Schedule 13G/A filed with the SEC on July 13, 2026 by Capricorn Fund Managers Ltd. (“Capricorn”). According to the Schedule 13G/A, Capricorn has sole voting power with respect to 22,276,935 shares. The business address for Capricorn is Malta House, 36-38 Piccadilly, London, W1J 0DP.
(4)	Based solely on information contained in a Schedule 13G/A filed with the SEC on July 8, 2026 by FMR LLC and Abigail P. Johnson (“Ms. Johnson”), the Chairman and Chief Executive Officer of FMR LLC. According to the Schedule 13G/A, FMR LLC has sole voting power with respect to 10,201,094 shares and FMR LLC and Ms. Johnson have sole dispositive power with respect to 10,201,685 shares. The business address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(5)	Based solely on information contained in Schedule 13G filed by BlackRock Portfolio Management LLC (“BlackRock”) with the SEC on July 17, 2026. The Schedule 13G reflects the securities beneficially owned, or deemed to be beneficially owned, by certain business units of BlackRock and its subsidiaries and affiliates. The business address for BlackRock is 50 Hudson Yards New York, NY 10001.
(6)	Based solely on information contained in a Schedule 13G filed with the SEC on April 20, 2026 by Integrated Core Strategies (US) LLC (“Integrated Core Strategies”), Millennium Management LLC (“Millennium Management”), Millennium Group Management LLC (“Millennium Group Management”), and Israel A. Englander (“Mr. Englander”, and together with Integrated Core Strategies, Millennium Management, and Millennium Group Management, the “Millennium Reporting Persons”). According to the Schedule 13G, each of the Millennium Reporting Persons has shared voting power and shared dispositive power with respect to 6,509,750 shares. The securities reported are held by entities subject to voting control and investment discretion by Millennium Management and/or other investment managers that may be controlled by Millennium Group Management (the managing member of Millennium Management) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management). According to the Schedule 13G, the foregoing should not be construed in and of itself as an admission by Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities held by such entities. The business address for each of the Millennium Reporting Persons is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.
(7)	Consists of (i) 5,994,820 shares held by Mr. Saunders, (ii) 1,681,771 shares held by Triplet Enterprises III, LLC (“Triplet”), (iii) 1,121,180 shares held by Saunders Family Trust (“Trust”), and (iv) 1,860,000 options. Mr. Saunders is the managing member of Triplet and has voting and dispositive control over the securities held by Trust and thus Mr. Saunders may be deemed to indirectly beneficially own shares held by Triplet and the Trust, but disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The business address of this stockholder is 1142 N Venetian Dr., Miami Beach, FL 33139.
(8)	Consists of 527,283 shares.
(9)	Consists of 189,813 shares.
(10)	Consists of (i) 243,035 shares held by Mr. Miller and (ii) 33,360,741 shares of Class A Common Stock held by LCP Edge Holdco LLC. Brian Miller, as Vice President of LCP Edge Holdco LLC, may be deemed to directly or indirectly beneficially own the shares as he may be deemed to have shared voting and dispositive power over the 33,360,741 shares, but hereby disclaims any beneficial ownership of any shares held by LCP Edge Holdco except to the extent of any pecuniary interest therein.
(11)	Consists of 216,035 shares.
(12)	Consists of 309,530 shares.
(13)	Consists of (i) 599,714 shares and (ii) 85,346 RSUs that will vest within 60 days of August 7, 2026.

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HOUSEHOLDING

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to SkinHealth Systems Inc., 3600 E. Burnett Street, Long Beach, California 90815, Attention: Secretary, telephone: (800) 603-4996. If you want to receive separate copies of the proxy statement to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

Stockholders who wish to submit proposals for inclusion in SkinHealth Systems Inc.’s proxy materials for the 2027 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must ensure that such proposals are received by the Company’s Secretary at 3600 E. Burnett Street, Long Beach, California 90815 no later than December 25, 2026 (120 days prior to the anniversary of the date the 2026 annual meeting proxy statement was first made available), and must otherwise comply with Rule 14a-8 and our Second Amended and Restated Bylaws.

Stockholders who wish to present proposals or nominate directors at the 2027 annual meeting outside of Rule 14a-8 must comply with the advance notice provisions of the Company’s Second Amended and Restated Bylaws, which generally require notice to be received not later than the close of business on the 90th day (March 12, 2027), nor earlier than the 120th day (February 10, 2027) prior to the anniversary date of the prior year’s annual meeting, subject to adjustment if the meeting date changes.

In addition, to comply with Rule 14a-19 under the Exchange Act, stockholders intending to solicit proxies in support of director nominees other than the Board of Directors’ nominees must provide notice no later than April 11, 2027, 60 calendar days prior to the anniversary of the 2026 annual meeting date, subject to adjustment if the meeting date changes, and must otherwise comply with Rule 14a-19 and the Company’s Second Amended and Restated Bylaws. The Company is not required to include any such nominees in its proxy materials unless the requirements of Rule 14a-19 are satisfied. All proposals and nominations must be in writing and should be sent to the Company’s Secretary at the address above. It is recommended that stockholders submitting proposals direct them to our Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The chairman of the 2027 annual meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Second Amended and Restated Bylaws and conditions established by the SEC.

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OTHER MATTERS

We do not know of any business, other than as described in this Proxy Statement, that should be considered at the Special Meeting. If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Special Meeting, please complete and submit your proxy as promptly as possible by Internet, telephone or mail in order to ensure the presence of a quorum. The signing and submission of a proxy by no means prevents you from attending and voting at the Special Meeting.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the anticipated effects of the Reverse Stock Split, our ability to regain and maintain compliance with Nasdaq listing requirements, future issuances of Class A Common Stock, and the Board of Directors’ intentions with respect to the Reverse Stock Split. Forward-looking statements are generally identified by words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could,” “should,” or similar expressions. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including those described in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

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ANNEX A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

SKINHEALTH SYSTEMS INC.

SkinHealth Systems Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.	This Certificate of Amendment amends the provisions of the Restated Certificate of incorporation of the Corporation filed with the Secretary of State of the State of Delaware on April 22, 2026 (the “Certificate of Incorporation”).

2.	Article IV of the Certificate of Incorporation is hereby amended to add the following language at the end of Section 4.1 Authorized Capital Stock:

Upon the effectiveness of this Certificate of Amendment (the “Amendment Effective Time’’),

(i)	each [•] to [•] shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock’’), either issued and outstanding or held by the Corporation in treasury immediately prior to the Amendment Effective Time shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock, without any further action by the Corporation or the holders thereof (the “Reverse Stock Split”), the exact ratio within such range to be determined by the Board of Directors of the Corporation (the “Board”) prior to the Amendment Effective Time and publicly announced by the Corporation;

(ii)	the par value of the Class A Common Stock following the Reverse Stock Split shall remain $0.0001 per share;

(iii)	no fractional shares shall be issued in connection with the Reverse Stock Split; and

(iv)	each certificate or book-entry position that immediately prior to the Amendment Effective Time represented shares of Class A Common Stock shall thereafter, automatically and without any action on the part of the Corporation or the holder thereof, represent that number of shares of Class A Common Stock into which the shares of Class A Common Stock represented by such certificates or book-entry positions shall have been reclassified and combined, subject to the elimination of fractional share interests as described above. Each holder of a certificate that, immediately prior to the Amendment Effective Time, represented shares of Class A Common Stock shall be entitled to receive, upon the surrender of such certificate, a new certificate representing the number of shares of Class A Common Stock into which the shares of Class A Common Stock represented by such surrendered certificate shall have been reclassified and combined.

3.	This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL.

4.	Prior to this Certificate of Amendment becoming effective, the Board determined that each [•] shares of Class A Common Stock issued and outstanding or held by the Corporation in treasury shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock.

5.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

6.	This Certificate of Amendment shall become effective as of 12:01 a.m. ET on the [•] day of [•] 2026.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Brenton L. Saunders, its Chairman of the Board, this [•] day of [•], 2026.

SKINHEALTH SYSTEMS INC. By: ________________________ Name: Brenton L. Saunders Title: Chairman of the Board

A-2

ANNEX B

SKINHEALTH SYSTEMS INC.

FORM OF PROXY CARD

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T02702 - S46541 For Against Abstain ! ! ! ! ! ! 2 . To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and voting of proxies in the event that there are insufficient votes in favor of Proposal No . 1 or if there are insufficient shares present to establish a quorum (the “Adjournment Proposal” or “Proposal No . 2 ”) . 1 . To approve an amendment to our Restated Certificate of Incorporation to combine outstanding shares of our Class A Common Stock, par value $ 0 . 0001 per share, into a lesser number of outstanding shares, by a ratio of not less than 1 - for - 5 and not more than 1 - for - 20 , with the exact ratio to be set within this range by our board of directors in its sole discretion (the “Reverse Stock Split Proposal” or “Proposal No . 1 ”) . SKINHEALTH SYSTEMS INC. Please sign exactly as your name(s) appear(s) hereon . When shares are held by joint tenants, both should sign . When signing as attorney, executor, administrator, trustee or guardian, please give full title as such . If a corporation, please sign in full corporate name by president or other authorized officer . If a partnership, please sign in partnership name by an authorized person . The Board of Directors recommends you vote FOR the following proposals: SCAN TO VIEW MATERIALS & VOTE  VOTE BY INTERNET Before The Meeting - Go to www . proxyvote . com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . During The Meeting - Go to www . virtualshareholdermeeting . com/SKIN 2026 SM You may attend the meeting via the Internet and vote during the meeting . Have the information that is printed in the box marked by the arrow available and follow the instructions . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . SKINHEALTH SYSTEMS INC. 3600 E. BURNETT ST. LONG BEACH, CA 90815

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T02703 - S46541 Important Notice Regarding the Availability of Proxy Materials for the 2026 Special Stockholders' Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. FOR THE 2026 SPECIAL STOCKHOLDERS' MEETING OF SKINHEALTH SYSTEMS INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Pedro Malha, Michael Monahan and Paul Bokota (each a “ Proxy ” and collectively, the “ Proxies ”), and each of them independently, with full power of substitution as Proxies to vote the shares of Class A Common Stock of the Company (as defined below) that the undersigned is entitled to vote (the “ Shares ”) at the 2026 Special Stockholders' Meeting of SkinHealth Systems Inc . (the “ Company ”) to be held virtually on September 22 , 2026 at 8 : 00 a . m . PDT at www . virtualshareholdermeeting . com/SKIN 2026 SM, and at any adjournments and/or postponements thereof . Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, and in the Proxies’ discretion, upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof in accordance with Rule 14 a - 4 (c) of the Securities and Exchange Act of 1934 , as amended . As of the date hereof, the Company is not aware of any such matters . This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side P R O X Y C A R D

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